Exhibit 10.62

FIFTH AMENDMENT

TO

CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 30, 2008 (the “Effective Date”), by and among, on the one hand, CECO ENVIRONMENTAL CORP., a Delaware corporation (“Parent”), CECO GROUP, INC., a Delaware corporation (“Group”) and each of the following Subsidiaries of Parent as Borrowers under this Amendment and the Credit Agreement: CECO FILTERS, INC., a Delaware corporation (“Filters”), NEW BUSCH CO., INC., a Delaware corporation (“New Busch”), THE KIRK & BLUM MANUFACTURING COMPANY, an Ohio corporation (“K&B”), KBD/TECHNIC, INC., an Indiana corporation (“Technic”), CECOAIRE, INC., a Delaware corporation (“Aire”), CECO ABATEMENT SYSTEMS, INC., a Delaware corporation (“Abatement”), H.M. WHITE, INC., a Delaware corporation (“H.M. White”), EFFOX INC., a Delaware corporation and formerly known as CECO ACQUISITION CORP. (“Effox”), GMD ENVIRONMENTAL TECHNOLOGIES, INC., a Delaware corporation and formerly known as GMD ACQUISITION CORP. (“GMD”), FKI, LLC, a Delaware limited liability company (“FKI LLC”), CECO MEXICO HOLDINGS LLC, a Delaware limited liability company (“CECO Mexico LLC”), and FISHER-KLOSTERMAN, INC., a Delaware corporation and formerly known as FKI ACQUISITION CORP. (“Fisher-Klosterman”), and, on the other hand, FIFTH THIRD BANK, an Ohio banking corporation (“Lender”), is as follows:

Preliminary Statements

A. Parent, Group and Borrowers (the “Loan Parties”) and Lender are parties to a Credit Agreement dated as of December 29, 2005, as amended by the First Amendment to Credit Agreement dated as of June 8, 2006, the Second Amendment to Credit Agreement dated as of February 28, 2007, the Third Amendment to Credit Agreement dated as of February 29, 2008, and the Fourth Amendment to Credit Agreement dated as of August 1, 2008 (as amended, the “Credit Agreement”). Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B. The Loan Parties have requested that Lender change the current mandatory Lock Box and automatic sweep of Remittances against the Revolving Loans to a “springing” arrangement whereby the Lock Box and automatic sweep of Remittances against the Revolving Loans become mandatory only after the occurrence of an Event of Default.

C. Lender is willing to so amend the Credit Agreement and other Loan Documents, all on the terms, and subject to the conditions, of this Amendment.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and the Loan Parties hereby agree as follows:

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions of this Amendment, the Credit Agreement is hereby amended as follows:

1.1 Sections 2.4(b) and 2.4(c) of the Credit Agreement are hereby amended in their entirety by substituting the following in their respective steads:

(b) Borrowers have established through Lender, and will continue at all times on and after the occurrence of a Cash Dominion Triggering Event (as defined below), the use of, the post office box at the U.S. Post Office bearing the address: PO Box 630202, Cincinnati, Ohio 45263-0202, or such other address or addresses as Lender may notify Borrowers from time to time (the “Lock Box”). At all times on and after the occurrence of a Cash Dominion Triggering Event, Borrowers will notify all of their respective customers and account debtors, which forward their Remittances in paper form to the applicable Borrower, to forward all checks, drafts, money orders, and other items, cash and other remittances of every kind due the applicable Borrower (“Remittances”) to the Lock Box (such notices to be in such form and substance as Lender may reasonably require from time to time). Lender will have sole access to the Lock Box at all times, and Borrowers will take all action necessary to grant Lender such sole access. At no time will any Borrower remove any item from the Lock Box without Lender’s prior written consent, and no Borrower will notify any customer or account debtor to pay any Remittance to any other place or address, other than the address of Borrowers’ headquarters at times prior to the occurrence of a Cash Dominion Triggering Event, without Lender’s prior written consent. If a Borrower should neglect or refuse to notify any customer or account debtor to pay any Remittance to the Lock Box, Lender will be entitled to make such notification. At all times on and after the occurrence of a Cash Dominion Triggering Event, Borrowers will notify all of their respective customers and account debtors, which pay their Accounts by electronic funds transfer, to forward all Remittances directly to the Collection Account (as defined below) by wire transfer or automated clearinghouse funds transfer (ACH) (such notices to be in such form and substance as Lender may require in good faith from time to time). Prior to the occurrence of a Cash Dominion Triggering Event, Borrowers will notify all of their respective customers and account debtors, which pay their Accounts by electronic funds transfer, to forward all Remittances directly to the Funding Account or, at Borrowers’ option, the Collection Account by wire transfer or automated clearinghouse funds transfer (ACH). Upon retrieval of Remittances and other proceeds of Accounts and other Loan Collateral from the Lock Box, Lender will deposit the same into the Funding Account until such time as an Event of Default shall occur (such occurrence of an Event of Default being, the “Cash Dominion Triggering Event”) at which time all funds will thereafter be deposited by Lender into a collection, non-interest bearing DDA depository account maintained at Lender, current account number 702-3362598 (“Collection Account”). Any Remittance or other proceeds of Accounts or other Loan Collateral received by a Borrower shall be deemed held by such Borrower in trust and as fiduciary for Lender, and such Borrower immediately shall deliver the same, in its original form, to Lender by overnight delivery for deposit into the Lock Box (or the Funding Account prior to the occurrence of a Cash Dominion Triggering Event). Pending such deposit, such Borrower will not commingle any such Remittance or other proceeds of Accounts or other Loan Collateral with any of any Borrower’s other funds or property, but such Borrower will hold it separate and apart therefrom in trust for Lender until delivery is made to Lender as described above. All deposits to the Lock Box and the Collection Account will be Lender’s property to be applied, following a Cash Dominion Triggering Event, against the Obligations in such order and method of application as may be elected by Lender in its discretion exercised in good faith and will be subject only to the signing authority designated from time to time by Lender, and Borrowers shall have no interest therein or control over such deposits or funds. Borrowers shall have no interest in the Lock Box or the Collection Account nor control over the deposits or funds therein, and Lender shall have sole access to the Collection Account and the Lock Box. Notwithstanding that Borrowers’ obligations with respect to the Lock Box and automatic sweep to the Collection Account become mandatory at all times on and after a Cash Dominion Triggering Event occurs, Borrowers may not collect any Remittances through any provider of lock box or other cash management and treasury services other than Lender or its Affiliates or deposit any Remittances at any bank or other financial institution other than Lender or its Affiliates.

(c) Each Business Day following a Cash Dominion Triggering Event, Lender will, or will cause the applicable Lender Affiliate, automatically and without notice, request or demand by Borrowers, in accordance with Lender’s (or as applicable, the applicable Lender Affiliate’s) automatic sweep program, transfer all collected and available funds in the Collection Account: (i) for application against the unpaid principal balance of all Revolving Loans bearing interest at the Prime Rate and (ii) to be held in the Collection Account to the extent of any LIBOR Rate Loans. Pursuant to that automatic sweep program, Lender will either make Revolving Loans to the extent necessary to cover Presentments to the Controlled Disbursement Account or to maintain a minimum collected, positive (i.e., “peg”) balance in the Funding Account of $500,000 at all times; however, in no event will the principal amount of the Revolving Loans advanced pursuant to the herein described automatic sweep program exceed the maximum available amount provided for in Section 2.1(a). If such automatic sweep program is not then active, it shall be Borrowers’ responsibility to maintain a minimum collected, positive (i.e., “peg”) balance in the Funding Account of $500,000 at all times. Until a Cash Dominion Triggering Event occurs, Borrowers shall have the right to issue orders and instructions, from time to time, to Lender with respect to the disposition of the available and collected funds in the Funding Account, including whether or not to apply such funds against the outstanding Revolving Loan balance. Without limitation of the provisions in the Security Agreement, and without limitation to the provisions below relating to the ownership of the Lock Box, the Collection Account and the deposits and funds therein, Lender shall have, and Borrowers hereby grant to Lender, a Lien on all funds held in the Funding Account, the Controlled Disbursement Account, the Collection Account and Lock Box as security for the Obligations. The Funding Account, Controlled Disbursement Account, and Collection Account will not be subject to any deduction, set-off, banker’s lien or any other right in favor of any Person other than Lender or an Affiliate of Lender and its Affiliates. If any Remittance deposited in the Collection Account is dishonored or returned unpaid for any reason, Lender, in its discretion, may charge the amount of such dishonored or returned Remittance directly against Borrowers and any account maintained by any Borrower with Lender or the applicable Lender Affiliate and such amount shall be deemed part of the Obligations. Neither Lender nor the applicable Lender Affiliate shall be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of Lender or the applicable Lender Affiliate with respect to the operation of the Funding Account, Controlled Disbursement Account, Collection Account, the Lock Box, or the services to be provided by Lender or the applicable Lender Affiliate under this Agreement except to the extent, but only to the extent, of any direct damages, as opposed to any consequential, special or lost profit damages suffered by a Borrower from gross negligence or willful misconduct of Lender or the applicable Lender Affiliate. Until a payment is received by Lender for Lender’s account in finally collected funds, all risks associated with such payment will be borne solely by Borrowers.

2. Other Documents. As a condition of this Amendment, Borrowers, with the signing of this Amendment, will deliver or, as applicable, shall cause to be delivered to Lender: (a) a certificate of Parent, Group and each Borrower, of resolutions of such directors evidencing the authority of each to execute this Amendment and all other documents executed in connection herewith, which certificates and resolutions will be in form and substance satisfactory to Lender; and (b) such other documents, instruments, and agreements deemed necessary or desirable by Lender to effect the amendments to Borrowers’ credit facilities with Lender contemplated by this Amendment.

3. Representations. To induce Lender to accept this Amendment, the Loan Parties hereby represent and warrant to Lender as follows:

3.1 Each Loan Party has full power and authority to enter into, and to perform its obligations under, this Amendment and the other Loan Documents being amended or entered into in connection herewith, and the execution and delivery of, and the performance of their obligations under and arising out of, this Amendment and the other Loan Documents being amended or entered into in connection herewith, respectively, have been duly authorized by all necessary corporate and, as applicable, limited liability company action.

3.2 This Amendment and the other Loan Documents being amended or entered into in connection herewith constitute the legal, valid and binding obligations of each Loan Party, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

3.3 The Loan Parties’ representations and warranties contained in the Loan Documents are complete and correct as of the date of this Amendment with the same effect as though such representations and warranties had been made again on and as of the date of this Amendment, subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

3.4 No Event of Default has occurred and is continuing.

4. Costs and Expenses. As a condition of this Amendment, Borrowers will promptly on demand pay or reimburse Lender for the costs and expenses incurred by Lender in connection with this Amendment, including, without limitation, reasonable attorneys’ fees.

5. Entire Agreement. This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment and the other Loan Documents.

6. Default. Any default by a Loan Party in the performance of its obligations under this Amendment or the other Loan Documents shall constitute an Event of Default under the Credit Agreement if not cured after any applicable notice and cure period under the Credit Agreement.

7. Continuing Effect of Credit Agreement. Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed and remain in full force and effect.

8. One Agreement; References; Fax Signature. The Credit Agreement, as amended by this Amendment, will be construed as one agreement. Any reference in any of the Loan Documents to the Credit Agreement will be deemed to be a reference to the Credit

Agreement as amended by this Amendment. This Amendment and the other Loan Documents may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and, if so signed: (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes.

9. Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

10. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

11. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

12. Reaffirmation of Security. Loan Parties and Lender hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to any Security Document evidencing, governing or creating a Lien on the Loan Collateral. Each Loan Party ratifies and reaffirms any and all grants of Liens to Lender on the Loan Collateral as security for the Obligations, and each Loan Party acknowledges and confirms that the grants of the Liens to Lender on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent, if any, of any Permitted Liens.

13. Reaffirmation of Guaranties. Each Loan Party hereby: (i) ratifies and reaffirms its Guaranty dated as of December 29, 2005 (or dated as of June 8, 2006 as it respects H.M. White or February 28, 2007 as it respects Effox or February 29, 2008 as it respects GMD, Fisher Klosterman, FKI, LLC and CECO Mexico LLC) made by such Loan Party to Lender and (ii) acknowledges and agrees that no Loan Party is released from its obligations under its respective Guaranty by reason of this Amendment or the other Loan Documents and that the obligations of each Loan Party under its respective Guaranty extend, among other Obligations of Borrowers to Lender, to the Obligations of Borrowers under this Amendment and the other Loan Documents being executed or amended in connection herewith. Without limiting the generality of the foregoing, each Loan Party acknowledges and agrees that all references in any Guaranty to the Credit Agreement or the other Loan Documents shall be deemed to be references to the Credit Agreement or such other Loan Document, as amended by, or amended and restated in connection with, this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Loan Parties and Lender have executed this Amendment by their duly authorized representatives as of the Effective Date.

CECO ENVIRONMENTAL CORP.		CECO GROUP, INC.

By:	/s/ Dennis W. Blazer	By:	/s/ Dennis W. Blazer
	Dennis W. Blazer, Chief Financial Officer and Vice President		Dennis W. Blazer, Chief Financial Officer, Secretary and Treasurer

CECO FILTERS, INC.		H.M. WHITE, INC.
NEW BUSCH CO., INC.		GMD ENVIRONMENTAL
THE KIRK & BLUM MANUFACTURING COMPANY		TECHNOLOGIES, INC., formerly known as GMD ACQUISITION CORP.
KBD/TECHNIC, INC.		CECO MEXICO HOLDINGS LLC
CECOAIRE, INC.
CECO ABATEMENT SYSTEMS, INC.
EFFOX INC.,		By:	/s/ Dennis W. Blazer
FISHER-KLOSTERMAN, INC.			Dennis W. Blazer, Treasurer

By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Secretary and Treasurer

FKI, LLC

By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Manager

FIFTH THIRD BANK

		By:	/s/ Donald K. Mitchell
Donald K. Mitchell, Vice President